EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 57 to the Registration Statement (the “Registration Statement”) of MFS Variable Insurance Trust (the “Trust”) (File Nos. 33-74668 and 811-8326), of my opinion dated April 24, 2006, appearing in Post-Effective Amendment No. 24 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on April 28, 2006.

 /s/CHRISTOPHER R. BOHANE

 Christopher R. Bohane

 Senior Vice President and Deputy General Counsel

Boston, Massachusetts

April 29, 2026